EXHIBIT 32

CLEAN HARBORS, INC. AND SUBSIDIARIES
CERTIFICATION PURSUANT TO
SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

Pursuant to 18 U.S.C. §1350, each of the undersigned certifies that, to his knowledge, this Annual Report on Form 10-K for the year ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Clean Harbors, Inc.

Date:	February 29, 2012	By:	/s/ ALAN S. MCKIM
Alan S. McKim
President and Chief Executive Officer

Date:	February 29, 2012	By:	/s/ JAMES M. RUTLEDGE
James M. Rutledge
Vice Chairman and Chief Financial Officer